EXHIBIT 1

The name, present principal occupation and business address of each director and executive officer of the Reporting Persons is set forth below.

The following is a list of directors of Temasek Holdings (Private) Limited:

Name, Business Address, Position	Principal Occupation	Citizenship

Lim Boon Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chairman and Director, Temasek Holdings (Private) Limited)	Chairman, Temasek Holdings (Private) Limited	Singaporean

Cheng Wai Keung 3 Killiney Road #10-01 Winsland House 1 Singapore 239519 (Deputy Chairman and Director, Temasek Holdings (Private) Limited)	Chairman and Managing Director, Wing Tai Holdings Limited	Singaporean

Goh Yew Lin 50 Raffles Place #33-00 Singapore Land Tower Singapore 048623 (Director, Temasek Holdings (Private) Limited)	Managing Director, G.K. Goh Holdings Limited	Singaporean

Teo Ming Kian 250 North Bridge Road #11-01 Raffles City Tower Singapore 179101 (Director, Temasek Holdings (Private) Limited)	Chairman, Vertex Venture Holdings Ltd.	Singaporean

Robert Bruce Zoellick c/o 601 Thirteenth Street NW – Suite 830S, Washington, DC 20005 USA (Director, Temasek Holdings (Private) Limited)	Board Member, Twitter	American

Name, Business Address, Position	Principal Occupation	Citizenship

Chin Yoke Choong Bobby c/o 1 Joo Koon Circle #13-01 FairPrice Hub Singapore 629117 (Director, Temasek Holdings (Private) Limited)	Deputy Chairman, NTUC Enterprise Cooperative Limited	Singaporean

Ng Chee Siong Robert 11th - 12th Floors Tsim Sha Tsui Centre Salisbury Road Tsim Sha Tsui, Kowloon, Hong Kong (Director, Temasek Holdings (Private) Limited)	Chairman, Sino Land Company Ltd.	Singaporean / Hong Kong Permanent Resident

Peter Robert Voser Affolternstrasse 44 8050 Zurich Switzerland (Director, Temasek Holdings (Private) Limited)	Chairman, ABB Ltd	Swiss

Lee Ching Yen Stephen No.160 Robinson Road #13-06 SBF Center Singapore 068914 (Director, Temasek Holdings (Private) Limited)	Managing Director Great Malaysia Textile Investments Pte Ltd	Singaporean

Fu Chengyu c/o 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Head of Energy Cooperation Team & Council Member Cross-Strait CEO Summit	Chinese

Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director, Temasek Holdings (Private) Limited)	Chairman, Temasek International Pte. Ltd.	Singaporean

Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek Holdings (Private) Limited)	Executive Director & CEO, Temasek Holdings (Private) Limited	Singaporean

The following is a list of the executive officers of Temasek Holdings (Private) Limited:

Name, Business Address, Position	Principal Occupation	Citizenship

Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek Holdings (Private) Limited)	Executive Director & CEO, Temasek Holdings (Private) Limited	Singaporean

Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director, Temasek Holdings (Private) Limited & Chairman, Temasek International Pte. Ltd.)	Executive Director, Temasek Holdings (Private) Limited & Chairman, Temasek International Pte. Ltd.	Singaporean

Dilhan Pillay Sandrasegara 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek International Pte. Ltd.)	Executive Director & CEO, Temasek International Pte. Ltd.	Singaporean

Chia Song Hwee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Deputy Chief Executive Officer, Temasek International Pte. Ltd.)	Deputy Chief Executive Officer, Temasek International Pte. Ltd.	Singaporean

Jonathon Revill Christopher Allaway 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Technology Officer, Temasek International Pte. Ltd.)	Chief Technology Officer, Temasek International Pte. Ltd.	Australian

Syed Fidah Bin Ismail Alsagoff 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Joint Head, Enterprise Development Group, Head, Life Sciences, Temasek International Pte. Ltd.)	Joint Head, Enterprise Development Group, Head, Life Sciences, Temasek International Pte. Ltd.	Singaporean

MichaeI John Buchanan
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard,
Singapore 238891
(Head, Portfolio Strategy & Risk Group,
Head, Macro Strategy,
Head, Australia & New Zealand,
Temasek International Pte. Ltd.)
	Head, Portfolio Strategy & Risk Group, Head, Macro Strategy, Head, Australia & New Zealand, Temasek International Pte. Ltd.	Australian

Name, Business Address, Position	Principal Occupation	Citizenship

Chan Wai Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Chief Corporate Officer, Head, Organisation & People, Temasek International Pte. Ltd.)	Chief Corporate Officer, Head, Organisation & People, Temasek International Pte. Ltd.	Singaporean

Mukul Chawla 101 California St., Suite 3700 San Francisco, CA 94111 United States of America (Joint Head, Telecom, Media & Technology, Joint Head, North America, Temasek International (USA) LLC)	Joint Head, Telecom, Media & Technology, Joint Head, North America, Temasek International (USA) LLC	American

Gregory Lynn Curl 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Temasek International Pte. Ltd.)	President, Temasek International Pte. Ltd.	American

Nicolas Jean Debetencourt 375 Park Avenue, 14th Floor New York, NY 10152 United States of America (Head, Credit Portfolio, Temasek International (USA) LLC)	Head, Credit Portfolio, Temasek International (USA) LLC	American

Nagi Adel Hamiyeh 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Investment Group, Head, Portfolio Development, Temasek International Pte. Ltd.)	Joint Head, Investment Group, Head, Portfolio Development, Temasek International Pte. Ltd.	Singaporean

Hu Yee Cheng Robin 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.)	Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.	Singaporean

Uwe Krueger
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
(Head, Industrials, Business Services, Energy & Resources,
Joint Head, Europe, Middle East & Africa,
Temasek International Pte. Ltd.)
	Head, Industrials, Business Services, Energy & Resources, Joint Head, Europe, Middle East & Africa, Temasek International Pte. Ltd.	German

Name, Business Address, Position	Principal Occupation	Citizenship

Ravi Lambah
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
(Joint Head, Investment Group,
Head, Direct Investments,
Joint Head, Telecom, Media & Technology,
Head, India,
Temasek International Pte. Ltd.)
	Joint Head, Investment Group, Head, Direct Investments, Joint Head, Telecom, Media & Technology, Head, India, Temasek International Pte. Ltd.	Maltese

Leong Wai Leng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Financial Officer, Head, Singapore Projects, Temasek Holdings (Private) Limited)	Chief Financial Officer, Head, Singapore Projects, Temasek Holdings (Private) Limited	Singaporean

John William Marren
101 California St., Suite 3700
San Francisco, CA 94111
United States of America
(Senior Managing Director, North America,
Senior Managing Director, Strategy Office,
Temasek International (USA) LLC)
	Senior Managing Director, North America, Senior Managing Director, Strategy Office, Temasek International (USA) LLC	American

Pek Siok Lan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (General Counsel, Temasek International Pte. Ltd.)	General Counsel, Temasek International Pte. Ltd.	Singaporean

Png Chin Yee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Deputy Chief Financial Officer, Head, Financial Services, Temasek International Pte. Ltd.)	Deputy Chief Financial Officer, Head, Financial Services, Temasek International Pte. Ltd.	Singaporean

Rohit Sipahimalani 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Investment Strategist, Head, South East Asia, Temasek International Pte. Ltd.)	Chief Investment Strategist, Head, South East Asia, Temasek International Pte. Ltd.	Singaporean

Tan Chong Lee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Joint Head, Europe, Middle East & Africa, Temasek International Pte. Ltd.)	President, Joint Head, Europe, Middle East & Africa, Temasek International Pte. Ltd.	Singaporean

Name, Business Address, Position	Principal Occupation	Citizenship

Teo Juet Sim Juliet
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
(Head, Transportation & Logistics,
Senior Managing Director, Portfolio Development,
Temasek International Pte. Ltd.)
	Head, Transportation & Logistics, Senior Managing Director, Portfolio Development, Temasek International Pte. Ltd.	Singaporean

Tham Min Yew Russell
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
(Senior Managing Director, Enterprise Development Group,
Senior Managing Director, Strategy Office,
Temasek International Pte. Ltd.)
	Senior Managing Director, Enterprise Development Group, Senior Managing Director, Strategy Office, Temasek International Pte. Ltd.	Singaporean

Alan Raymond Thompson 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Senior Managing Director, Enterprise Development Group, Temasek International Pte. Ltd.)	Senior Managing Director, Enterprise Development Group, Temasek International Pte. Ltd.	Singaporean

Benoit Louis Marie Francois Valentin
23 King Street
London SW1Y 6QY
United Kingdom
(Head, Private Equity Fund Investments,
Senior Managing Director, Europe, Middle East & Africa,
Temasek International (Europe) Limited)
	Head, Private Equity Fund Investments, Senior Managing Director, Europe, Middle East & Africa, Temasek International (Europe) Limited	French

John Joseph Vaske 375 Park Avenue, 14th Floor New York, NY 10152 United States of America (Head, Americas, Head, Agribusiness, Temasek International (USA) LLC)	Head, Americas, Head, Agribusiness, Temasek International (USA) LLC	American

Wu Yibing 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Enterprise Development Group, Head, China, Temasek International Pte. Ltd.)	Joint Head, Enterprise Development Group, Head, China, Temasek International Pte. Ltd.	American

Yeoh Keat Chuan
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
(Deputy Head, Singapore Projects,
Senior Managing Director, Enterprise Development Group,
Temasek International Pte. Ltd.)
	Deputy Head, Singapore Projects, Senior Managing Director, Enterprise Development Group, Temasek International Pte. Ltd.	Singaporean

Michael Zeller 101 California St., Suite 3700 San Francisco, CA 94111 United States of America (Head, AI Strategy & Solutions, Temasek International (USA) LLC)	Head, AI Strategy & Solutions, Temasek International (USA) LLC	American

The following is a list of the directors of Fullerton Management Pte Ltd:

Name, Business Address and Position	Present Principal Occupation	Citizenship

Leong Wai Leng c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Chief Financial Officer, Head, Singapore Projects, Temasek Holdings (Private) Limited	Singaporean

Gregory Tan c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director, Legal & Regulatory, Temasek International Pte. Ltd.	Singaporean

The following is a list of the directors of Temasek Life Sciences Private Limited:

Name, Business Address and Position	Present Principal Occupation	Citizenship

Chan Wai Ching c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Chief Corporate Officer, Head, Organisation & People Temasek International Pte. Ltd.	Singaporean

Lim Siew Lee Sherlyn c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director, Organisation & People Temasek International Pte. Ltd.	Singaporean

The following is a list of the directors of V-Sciences Investments Pte Ltd:

Name, Business Address and Position	Present Principal Occupation	Citizenship

Oh Boon Hui, Stella c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director, Finance Temasek International Pte. Ltd.	Singaporean

Zahedah Abdul Rashid c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director, Legal & Regulatory Temasek International Pte. Ltd.	Singaporean